                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): March 11, 2003
                                                         ----------------



                          The Williams Companies, Inc.
                          ----------------------------
             (Exact name of registrant as specified in its charter)



     Delaware                    1-4174                 73-0569878
     --------                ---------------        -------------------
  (State or other              (Commission           (I.R.S. Employer
  jurisdiction of              File Number)         Identification No.)
  incorporation)



  One Williams Center, Tulsa, Oklahoma                    74172
  ------------------------------------                    ------
(Address of principal executive offices)                (Zip Code)



        Registrant's telephone number, including area code: 918/573-2000
                                                            ------------



                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


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Item 9.  Regulation FD Disclosure.

           The Williams Companies, Inc. wishes to disclose for Regulation FD purposes that information pertaining to the break down of capital expenditures for Transcontinental Gas Pipe Line Corporation and Texas Gas Transmission Corporation was inadvertently disclosed to a reporter by a company spokesperson. The company stated that expenditures associated with clean air regulations may rise from approximately $186 million to $214 million to a range of approximately $306 million to $344 million to be spent over the next four years. This potential increase had been previously referenced in a public conference call on February 20, 2003, during a discussion relating to overall maintenance capital. These revised projections are subject to change.

           Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          THE WILLIAMS COMPANIES, INC.


Date: March 12, 2003                               /s/ Brian K. Shore
                                          ---------------------------------
                                          Name:    Brian K. Shore
                                          Title:   Corporate Secretary